Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2019	2018
Operating Revenues:
Electric	$1,182	$1,223
Natural gas	374	362
Total operating revenues	1,556	1,585
Operating Expenses:
Fuel	160	188
Purchased power	156	163
Natural gas purchased for resale	161	171
Other operations and maintenance	417	431
Depreciation and amortization	248	234
Taxes other than income taxes	126	125
Total operating expenses	1,268	1,312
Operating Income	288	273
Other Income, Net	29	23
Interest Charges	97	101
Income Before Income Taxes	220	195
Income Taxes	27	42
Net Income	193	153
Less: Net Income Attributable to Noncontrolling Interests	2	2
Net Income Attributable to Ameren Common Shareholders	$191	$151

Earnings per Common Share – Basic and Diluted	$0.78	$0.62

Weighted-average Common Shares Outstanding – Basic	244.9	242.9
Weighted-average Common Shares Outstanding – Diluted	246.4	244.4

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	March 31, 2019	December 31, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$8	$16
Accounts receivable - trade (less allowance for doubtful accounts)	517	463
Unbilled revenue	238	295
Miscellaneous accounts receivable	74	79
Inventories	402	483
Current regulatory assets	113	134
Other current assets	70	63
Total current assets	1,422	1,533
Property, Plant, and Equipment, Net	23,044	22,810
Investments and Other Assets:
Nuclear decommissioning trust fund	754	684
Goodwill	411	411
Regulatory assets	1,134	1,127
Other assets	744	650
Total investments and other assets	3,043	2,872
TOTAL ASSETS	$27,509	$27,215
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$336	$580
Short-term debt	799	597
Accounts and wages payable	522	817
Taxes accrued	81	53
Interest accrued	81	93
Customer deposits	111	116
Current regulatory liabilities	161	149
Other current liabilities	301	282
Total current liabilities	2,392	2,687
Long-term Debt, Net	8,221	7,859
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	2,666	2,623
Accumulated deferred investment tax credits	42	43
Regulatory liabilities	4,731	4,637
Asset retirement obligations	630	627
Pension and other postretirement benefits	558	558
Other deferred credits and liabilities	422	408
Total deferred credits and other liabilities	9,049	8,896
Ameren Corporation Shareholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,625	5,627
Retained earnings	2,099	2,024
Accumulated other comprehensive loss	(21)	(22)
Total Ameren Corporation shareholders’ equity	7,705	7,631
Noncontrolling Interests	142	142
Total equity	7,847	7,773
TOTAL LIABILITIES AND EQUITY	$27,509	$27,215

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended March 31,
	2019	2018
Cash Flows From Operating Activities:
Net income	$193	$153
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	245	230
Amortization of nuclear fuel	23	24
Amortization of debt issuance costs and premium/discounts	5	5
Deferred income taxes and investment tax credits, net	32	26
Allowance for equity funds used during construction	(6)	(5)
Stock-based compensation costs	6	6
Other	(8)	2
Changes in assets and liabilities	(103)	(183)
Net cash provided by operating activities	387	258
Cash Flows From Investing Activities:
Capital expenditures	(544)	(579)
Nuclear fuel expenditures	(21)	(12)
Purchases of securities – nuclear decommissioning trust fund	(39)	(38)
Sales and maturities of securities – nuclear decommissioning trust fund	36	34
Other	1	(2)
Net cash used in investing activities	(567)	(597)
Cash Flows From Financing Activities:
Dividends on common stock	(116)	(111)
Dividends paid to noncontrolling interest holders	(2)	(2)
Short-term debt, net	202	475
Maturities of long-term debt	(329)	—
Issuances of long-term debt	450	—
Issuances of common stock	19	17
Employee payroll taxes related to stock-based compensation	(29)	(19)
Debt issuance costs	(4)	—
Net cash provided by financing activities	191	360
Net change in cash, cash equivalents, and restricted cash	11	21
Cash, cash equivalents, and restricted cash at beginning of year	107	68
Cash, cash equivalents, and restricted cash at end of period	$118	$89